Exhibit 99.1

March 16, 2023

Kandi Technologies Group Inc.

New Energy Vehicle Town

Jinhua City, Zhejiang Province, PRC, 321016

Dear Sir or Madam:

We hereby consent to the reference of our name under the headings “Item 1. Business Introduction- CAC Review,” and “Item 1A. Risk Factors – Risks Related to Doing Business in China,” in Kandi Technologies Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in March 16, 2023. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Zhejiang Lizhou (Jinhua) Law Firm

/s/ Zhejiang Lizhou (Jinhua) Law Firm
Jinhua, China
March 16, 2023